UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 _______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2014

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2014, the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) appointed Mr. Craig B. Reynolds as a Class III director of Masimo. Mr. Reynolds will serve as a member of each of the Audit Committee and the Compensation Committee of the Board.
Mr. Reynolds, age 65, has served as a director of Symmetry Medical Inc. (NYSE: SMA) since January 4, 2008, and is currently Chairman of the Board of Symmetry Medical Inc. Mr. Reynolds is currently Chief Executive Officer and a director of Cereve, Inc., a medical company engaged in resolving insomnia issues. Prior to joining Cereve, Mr. Reynolds served as chief operating officer of Philips-Respironics Home Health Solutions, a subsidiary of Philips, from 2008 to 2010. Prior to Philips-Respironics, Mr. Reynolds was the chief operating officer and a board member of Respironics, Inc. (NASDAQ: RESP), a company that develops, manufactures and markets medical devices worldwide. The product lines of Respironics, Inc. included sleep medicine therapeutics and diagnostic equipment, intensive care ventilation, patient monitoring and respiratory drug delivery systems. Mr. Reynolds was with Respironics, Inc. since 1998. From 1993 to 1998, Mr. Reynolds was with Healthdyne Technologies, Inc. (NASDAQ: HDTC), a medical device company, serving for five years as chief executive officer and director. From 1981 through 1992, Mr. Reynolds was with Healthdyne, Inc. (NASDAQ: HDYN) in the positions of Executive VP (1981 to 1983), president of Healthdyne Cardiovascular Division (1984 to 1985) and president of Healthdyne Homecare Division (1986 to 1992). Mr. Reynolds earned his B.S. in industrial management from the Georgia Institute of Technology and his M.B.A. from Georgia State University.
On April 3, 2014, in connection with his appointment to the Board and pursuant to Masimo’s policy with respect to granting stock options to new non-employee directors, as disclosed under “Non-Employee Director Compensation” in Masimo’s Definitive Proxy Statement for its 2013 Annual Meeting of Stockholders on Schedule 14A, filed with the Securities and Exchange Commission on August 28, 2013, the Board approved the grant to Mr. Reynolds of a option to purchase 100,000 shares of Masimo’s common stock. The option grant will be effective as of the first trading day on which Masimo's trading window is open following the announcement of Masimo's financial results for the quarter ended March 29, 2014. The option will have an exercise price equal to the closing price of one share of Masimo's common stock on the grant date. In accordance with Masimo’s non-employee director compensation policy, the option will vest at a rate of 20% per year on each anniversary of the grant date, subject to Mr. Reynolds’ continued service with Masimo through the vesting date. As a non-employee director of Masimo, Mr. Reynolds is also entitled to reimbursement for his reasonable expenses incurred in connection with attending meetings of the Board and committees thereof and performing his functions and duties as a director.
Masimo also entered into an indemnity agreement with Mr. Reynolds in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Mr. Reynolds and any director or executive officer of Masimo and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Reynolds has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
On April 4, 2014, Masimo issued a press release announcing the appointment of Mr. Reynolds to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated April 4, 2014, announcing the appointment of Mr. Craig B. Reynolds as a Class III director of Masimo Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation

Date: April 4, 2014	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)